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                                                                   EXHIBIT 10.8


                            NORTHWESTERN CORPORATION
                        SUPPLEMENTAL INCOME SECURITY PLAN

                   AMENDED AND RESTATED EFFECTIVE JULY 1, 1999

      The Northwestern Corporation Supplemental Income Security Plan ("Plan") was adopted by Northwestern Corporation (formerly Northwestern Public Service Company), effective April 1, 1983 and has been amended and restated from time to time. Northwestern Corporation now amends and restates the Plan, effective July 1, 1999, as hereinafter set forth:

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATIONS

      1.1 DEFINITIONS. When the following terms are used herein with initial capital letters, they shall mean:

            (a) ADMINISTRATOR. The Company or such individual or committee as the Company shall designate from time to time. The Administrator shall have the authority to administer the Plan, to construe its provisions and to issue rules with respect thereto, and the decisions of the Administrator shall be final and binding on all parties. The Administrator shall constitute the "administrator" and "named fiduciary" of the Plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

            (b) BENEFICIARY. The person or persons, or entity or entities, designated by a Participant or a Beneficiary to receive a Death Benefit hereunder pursuant to the terms of Article VI.

            (c) BOARD. The Board of Directors of the Company.

            (d) COMPANY. Northwestern Corporation.

            (e) DEATH BENEFIT. The benefit payable to a Participant's Beneficiary hereunder, in the event of his death (i) while employed by the Company or an affiliate, or (ii) following his termination of employment and either prior to or after the date payment of his Retirement Benefit commences.

            (f) DISABILITY. The total and permanent disability of a Participant as determined by a doctor of medicine approved by the Company, which event will be deemed to have occurred on the date of delivery of such doctor's certificate to such effect to the Company. In lieu of such certification, the Company may accept, as proof of total and permanent disability, proof of the Participant's eligibility for disability benefits under the Federal Social Security Act, as amended from time to time.

            (g) EARNINGS. The amount of base compensation paid by the Company or an affiliate to an Eligible Employee who is a Participant for services rendered, excluding any bonuses and commissions, or the amount of director's fees paid to an Outside Director who is a Participant.

            (h) EARNINGS LEVEL. Earnings within a prescribed range as shown on the attached Schedules A, B and C.

            (i) ELIGIBLE EMPLOYEE. A senior management Employee selected by the Chief Executive Officer of the Company to participate in the Plan.

            (j) EMPLOYEE. An individual who customarily works a regularly scheduled work week with the Company or an affiliate thereof of at least twenty (20) hours per week.

            (k) ENTRY DATE. January 1 and July 1 of each calendar year and any other date designated by the Chief Executive Officer of the Company.

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            (l) OUTSIDE DIRECTOR. A member of the Board who is not an Employee.

            (m) PARTICIPANT. An Employee or Outside Director who has become eligible to participate in the Plan in accordance with Article II.

            (n) PLAN ANNIVERSARY. The first day of a Plan Year which is July 1 of each calendar year.

            (o) PLAN YEAR. The twelve (12) month period beginning on July 1 and ending on June 30.

            (p) RETIREMENT BENEFIT. The benefit payable to a Participant hereunder following his Retirement Date.

            (q) RETIREMENT DATE. The later of the Employee's or Outside Director's (i) 65th birthday, or (ii) retirement from employment with the Company or service on the Board.

      1.2 GENDER AND NUMBER. The pronouns "he", "him" and "his", referring to an Employee, Outside Director, Participant or Beneficiary, shall also refer to and include females as well as males, and the singular shall include the plural, and the plural the singular, except when the context otherwise requires.

                                   ARTICLE II
                                   ELIGIBILITY

      2.1 ELIGIBILITY. An individual shall be eligible to participate in the Plan as of the Entry Date next following either (a) the date he becomes an Outside Director, or (b) the date he is selected by the Chief Executive Officer of the Company for participation as an Eligible Employee. To be an Eligible Employee, an individual must:

            (a) Be credited with six months or more of service in a qualifying position as a senior management Employee with the Company or an affiliate; and

            (b) Be in a state of health that would meet customary requirements at reasonable standard insurance rates.

      2.2 WAIVER OF ELIGIBILITY. If an individual who is eligible for participation in the Plan pursuant to Section 2.1 elects not to participate, he must execute a written waiver acknowledging his decision not to participate in the Plan, and further indicating his waiver of the right to participate at any future date unless he is selected by the Chief Executive Officer of the Company for participation. Any such waiver must be executed by the Participant, and his spouse if he is married, and delivered to the Administrator as soon as practicable after he is notified of his eligibility for participation. Any designated individual who does not deliver such properly executed waiver to the Administrator within 60 days after the date of his eligibility for participation, shall be deemed to have elected not to participate in the Plan.

      2.3 SPECIAL STATE OF HEALTH RULE. Participation in the Plan shall be limited to an Eligible Employees or Outside Director whose state of health at the time of his entry into the Plan is determined, to the satisfaction of the Administrator, to be normal for his age group, on the basis of standards comparable to those customarily employed in the insurance industry for setting standard premium rates; provided, however, that the Administrator, in its sole discretion, may permit participation by an Eligible Employee or Outside Director whose state of health does not meet this requirement on the condition that the amount of Retirement Benefit and Death Benefit provided to him or his Beneficiary may be reduced, at the Administrator's discretion, from that which would otherwise apply to him under the terms of the Plan. An Eligible Employee or Outside Director who participates in the Plan under the preceding sentence of this Section shall be advised by the Administrator in a written notice, no later than sixty (60) days after the determination of his state of health as required herein, of the dollar amount of Retirement Benefit and Death Benefit to be provided to him (or his Beneficiary) under the Plan.

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                                   ARTICLE III
                                  CONTRIBUTIONS

      3.1 PARTICIPANT CONTRIBUTIONS. (a) An Eligible Employee who is selected for participation in the Plan must, as a condition of participation, elect in writing to reduce his Earnings, during a four year period commencing on the Entry Date on which his participation in the Plan commences. The amount of such reduction shall be based upon his Earnings Level as set forth in Schedule A, and shall be applied to the cost of providing his Retirement Benefit and Death Benefit. Such election shall be made by the Eligible Employee prior to the Entry Date on which his participation in the Plan commences and shall apply only to Earnings that would otherwise be received on or after that Entry Date. Any such election to reduce Earnings shall be irrevocable for the Plan Year in which such election is made and for each subsequent Plan Year until revoked by a written instrument delivered by the Eligible Employee to the Administrator prior to the first day of the Plan Year with respect to which such revocation is to become effective. An Eligible Employee's contribution requirement will be based upon his Earnings Level as set forth in Schedule A for each applicable Plan Year. If the Eligible Employee's Earnings Level increases during, or at any time after the end of, the four year period commencing on the Entry Date on which his initial participation in the Plan commences, his contribution requirement shall increase by an amount applicable to the increased Earnings Level set forth on Schedule A, and such increase shall remain in effect for a four year period commencing on the date of increase of his Earnings Level. An Eligible Employee's participation in the Plan shall immediately terminate upon the effective date of a revocation of his election to contribute to the Plan as hereinafter set forth. Outside Directors shall not be required to contribute to the Plan.

      (b) A Participant who is an Eligible Employee may elect to accelerate payment of his contribution obligation pursuant to paragraph (a) next above by electing to reduce all or any portion of any bonus payable to him by the Company or an affiliate. Any such election shall be made by the Participant by a written instrument delivered to the Administrator prior to the first day of the Plan Year in which the applicable bonus is payable to the Participant. Such election shall specify the portion of the bonus that is subject to reduction and such election shall be irrevocable for the Plan Year in which it is effective. Any such election shall apply only to the bonus payable to the Participant in the Plan Year in which the election is effective, and shall not be applicable with respect to any subsequent Plan Year. An election by a Participant to accelerate payment of his contribution obligation pursuant to this paragraph (b) shall not accelerate the period set forth in the first sentence of Section 4.6 after which a Participant's Retirement Benefit and Death Benefit become non-forfeitable.

      3.2 COMPANY CONTRIBUTIONS. The Company shall contribute all amounts necessary to satisfy the cost of a Retirement Benefit and Death Benefit with respect to a Participant in excess of the amount contributed by the Participant pursuant to the preceding section.

                                   ARTICLE IV
                                    BENEFITS

      4.1 RETIREMENT BENEFIT. A Participant shall be eligible to receive a Retirement Benefit commencing on the first day of the month next following his Retirement Date. The monthly amount of the Retirement Benefit shall be set forth on the Participant's certificate or other record on file with the Company on his Retirement Date, and shall be generally based upon the guidelines set forth in Schedule B.

      4.2 DEATH BENEFIT. A Death Benefit shall be payable to the Participant's Beneficiary commencing on the first day of the month next following his date of death. The monthly amount of the Death Benefit shall be set forth in the Participant's certificate or other record on file with the Company on his date of death, and shall generally be based upon the guidelines set forth in Schedule C.

      4.3 INCREASE IN RETIREMENT BENEFIT AND DEATH BENEFIT. A Participant whose Earnings increase following the Entry Date on which he commences participation in the Plan, so as to be included within a higher Earnings Level, shall become entitled to the Retirement Benefit and Death Benefit set forth in his certificate or other record on file with the Company, as adjusted to reflect such higher Earnings Level, and shall generally be based upon the higher Earnings Level set forth in Schedules B and C, as of the Plan Anniversary coincident with or next following such increase in Earnings. The preceding sentence shall apply with respect to a Participant who is an Eligible Employee only if he is credited with six or more months of service in a qualifying position as a senior management Employee with the Company or an affiliate. If the state of such a Participant's health, is not then determined, to the satisfaction of the Administrator, to be normal for his age group, on the basis of standards comparable to those customarily employed by the insurance industry in setting standards or reasonable premium rates, such increase in Retirement Benefit and Death Benefit shall apply only to the extent authorized by the

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Administrator. The Administrator shall advise any such Participant in a written notice no later than 60 days after the determination of the state of his health as required herein, of the increased amount of Retirement Benefit and Death Benefit to be provided to him (or his Beneficiary) under the Plan, which amount shall in no event be less than that to which he was entitled prior to such notice.

      4.4 ELECTION WITH RESPECT TO AMOUNT OF RETIREMENT BENEFIT AND DEATH
BENEFIT.

            (a) A Participant, during the period commencing on the Entry Date on which his participation in the Plan commences and ending on the date 30 days prior to his Retirement Date ("Election Period"), may elect to reduce the amount of his monthly Retirement Benefit and increase the amount of his monthly Death Benefit, in 25% increments, based upon the amounts set forth in his certificate or record on file with the Company, and the guidelines set forth in Schedules B and C. Any such reduction will be based upon the following schedule:


     Elected Amount of Retirement Benefit      Elected Amount of Death Benefit
     ------------------------------------      -------------------------------

                   100%                                    0%
                    75%                                   25%
                    50%                                   50%
                    25%                                   75%
                     0%                                  100%

      Any such election may be revoked by the Participant at any time during the Election Period, and shall become irrevocable on the last day of the Election Period.

      4.5   PAYMENT OF BENEFIT.

            (a) The elected amount of Retirement Benefit shall be paid to the Participant in monthly installments during the 15 year period commencing on the first day of the month next following his Retirement Date. If the Participant dies prior to the end of such 15 year period, the monthly amount of Retirement Benefit shall be continued to be paid to his Beneficiary for the balance of such 15 year period. A Retirement Benefit is not payable with respect to a Participant who dies prior to the date payment of his Retirement Benefit commences.

            (b) The elected amount of Death Benefit shall be paid to the Participant's Beneficiary in monthly installments during the 15 year period commencing on the first day of the month next following the Participant's date of death. If such Beneficiary dies during such 15 year period, the monthly amount of Death Benefit shall continue to be paid to the secondary Beneficiary designated by the primary Beneficiary for the balance of such 15 year period.

      4.6   FORFEITURES.

            (a) The Retirement Benefit and Death Benefit of a Participant who is an Eligible Employee will be forfeited if the Participant's employment with the Company and its affiliates terminates before he has either (a) been employed for a period of 10 years, or (b) participated in the Plan for a period of five years. However, the Retirement Benefit and Death Benefit shall not be forfeited if: (1) the Participant retires from employment with the Company and its affiliates under the terms of the Northwestern Corporation Pension Plan, (2) the Participant's employment terminates due to death or Disability, or (3) the Participant's employment terminates within 12 months following a "Change in Control" or a Major Transaction, and if at the time of such termination pursuant to this sentence (other than due to death) the Participant has satisfied all Participant contributions due under the Plan.

            (b) If a Participant terminates employment under conditions that cause a forfeiture of his Retirement Benefit and his Death Benefit as set forth in the preceding paragraph, he shall not be entitled to a refund of any Participant contributions previously made by him pursuant to the Plan. However, a Participant who has satisfied either the 10 year employment requirement, or the 5 year participation

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      requirement, set forth in the preceding paragraph at the date of his termination of employment shall be entitled to retain entitlement to his Retirement Benefit and Death Benefit by continuing to make the remaining required Participant contributions due under the Plan. In the event of the death of a Participant, there shall be no remaining Participant contribution obligation.

            (c) The Retirement Benefit and Death Benefit payable with respect to a Participant who is an Outside Director shall be non-forfeitable at all times after he becomes a Participant.

                                    ARTICLE V
                       ELIGIBILITY FOR RETIREMENT BENEFIT
                           IN THE EVENT OF TERMINATION

      5.1 PAYMENT OF RETIREMENT BENEFIT. An Eligible Employee whose employment has terminated and whose Retirement Benefit is not forfeited pursuant to Section 4.6, or an Outside Director whose service on the Board has terminated, will be eligible for a Retirement Benefit.

      5.2   DEFINITIONS OF CHANGE IN CONTROL AND MAJOR TRANSACTION.

            (a) CHANGE IN CONTROL. For purposes of the Plan, a Change in Control of the Company shall occur upon the happening of the earliest to occur of the following:

                  1. any Person (as defined below) is or becomes the Beneficial
            Owner (as defined below), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities: or

                  2. during any period of not more than two consecutive years, individuals, who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause 1 of this paragraph or clauses 2 or 3 of paragraph (b) below) whose election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or recommended, cease, for any reason to constitute a majority thereof.

            (b) MAJOR TRANSACTION. For purposes of the Plan, a Major Transaction shall occur upon the happening of the earliest to occur of the following:

                  1. the shareholders of the Company approve a merger or
            consolidation of the Company with any corporation or business trust, other than (i) a merger or consolidation which would result in the individuals who prior to such merger or consolidation constitute the Board constituting at least two-thirds (2/3) of the board of directors of the Company or the surviving or succeeding entity immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 20% of the combined voting power of the Company's then outstanding securities; or

                  2. the shareholders of the Company approve a plan of complete liquidation of the Company; or

                  3. the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition which would result in the individuals who prior to such sale or disposition constitute the Board constituting at least two- thirds (2/3) of the board of directors of the Person purchasing such assets immediately after such sale or disposition.

      For purposes of the Plan, "Beneficial Owner" shall have the meaning defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "Person" shall have the meaning given in
      Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof: however: a Person shall not include (i) the Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned: directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

                                   ARTICLE VI
                           DESIGNATION OF BENEFICIARY

      6.1 GENERAL. A Participant or a primary Beneficiary, as applicable, shall designate in writing, in a form acceptable to the Administrator, a person or persons or entity or entities to receive the Retirement Benefit in the event of the Participant's death, or the Death Benefit in the event of the primary Beneficiary's death. Such a designation may be revoked in writing by the Participant or primary Beneficiary at any time, and the last such designation executed by the Participant or primary Beneficiary and filed with the Administrator shall control. A Participant or primary Beneficiary may, by completing and filing with the Administrator a form provided by the Administrator for that purpose, waive entirely his right to designate a Beneficiary hereunder, [or irrevocably assign such right to either the Company or the Beneficiary].

      6.2 PLAN DESIGNATIONS. If there is no Beneficiary designated to receive any amount that becomes payable to a Beneficiary, or in the event a designated Beneficiary has predeceased the Participant or a primary Beneficiary, or if the Participant or primary Beneficiary designated distribution according to the Plan ("Per Plan"), the balance of the Retirement Benefit or Death Benefit shall be paid in equal shares to the person or persons in the first surviving class of the following classes of preference Beneficiaries:

            (a) The Participant's or primary Beneficiary's surviving spouse, with a balance of payments that may be payable in the event that the spouse dies before the end of the fixed payment period, to be paid in order of preference to those designated in classes (b), (c) or (d) hereafter, or as the spouse may validly designate during his or her lifetime,

            (b) The Participant's or primary Beneficiary's surviving issue, (including legally adopted issue), PER STIRPES and not PER CAPITA,

            (c) The Participant's or primary Beneficiary's surviving parents in equal shares,

            (d) The Participant's or primary Beneficiary's surviving siblings in equal shares, and

            (e) The legal representative of the Participant's or primary Beneficiary's estate:

      6.3 INTERPRETATIONS. Any ambiguity in the interpretation of a Beneficiary designation shall be determined by the Administrator:

                                   ARTICLE VII
                                     CLAIMS

      A Participant or Beneficiary who has become entitled to a Retirement Benefit or Death Benefit and who wishes payment to commence shall submit a claim to the Administrator in writing, in such form and with such supporting documents and authorizations as the Administrator may require. If a Participant's or a Beneficiary's claim for benefits is denied in whole or in part, he shall be entitled to a written explanation from the Administrator setting forth the specific reasons for the denial, and to a full and fair review by the Administrator of the decision denying the claim. All such claims shall be processed pursuant to Section 503 of ERISA and regulations issued thereunder.

                                  ARTICLE VIII
                           EXCLUSIONS AND LIMITATIONS

      8.1 GENERAL. Notwithstanding anything to the contrary contained herein:

            (a) No Retirement Benefit or Death Benefit shall be payable under the Plan:

                  (i) on account of a Participant's death by suicide within two
            (2) years of the Entry Date on which his initial participation in the Plan commenced, or

                  (ii) to a Participant (or Beneficiary) within two (2) years after the Participant has materially misrepresented the state of his health to the Company, or to any party designated by the Company, on the occasion of his entry into the Plan.

            (b) In the case of a Participant who has become eligible for an increase in a Retirement Benefit under Section 4.3, no such increase shall apply:

                  (i) in the event of the Participant's suicide within two (2)
            years after such increase becomes effective, or

                  (ii) within two (2) years following the Participant's material misrepresentation of the state of his health to the Company, or to any party designated by the Company, on the occasion of his becoming eligible for an increase in his Retirement Benefit.

            (c) No Retirement Benefit or Death Benefit shall be payable to a Participant (or his Beneficiary) who has materially misrepresented his age to the Company, except as the Administrator shall authorize in its sole discretion.

      8.2 BENEFIT AS STATED IN CERTIFICATE OR OTHER RECORD. No Retirement Benefit or Death Benefit shall apply with respect to a terminated or deceased Participant except as shall be set forth in a certificate or other record on file with the Company, according to such reasonable rules and procedures as the Administrator may establish. The amount of Retirement Benefit and Death Benefit set forth in such certificate or other record shall be binding and conclusive for all purposes of the Plan and the amounts determined from Schedules B and C attached hereto shall constitute guidelines only. In the event of any inconsistency between the amount set forth on such certificate or other record, and the amount determined by reference to Schedule B or C, the amount set forth in the certificate or other record shall govern.

      8.3 PARTICIPANT COOPERATION. The right of any Eligible Employee or Outside Director to participate in the Plan is conditioned upon and subject to his cooperation with the efforts of the Administrator to determine the state of his health.

                                   ARTICLE IX
                            AMENDMENT OR TERMINATION

      9.1 AMENDMENT OR TERMINATION. The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution.

      9.2 EFFECT OF AMENDMENT OR TERMINATION. No amendment or termination of the Plan shall directly or indirectly reduce or adversely affect any Retirement Benefit or Death Benefit payment of which has commenced, or is non-forfeitable under Section 4.6, as of the effective date of such amendment or termination. Upon termination of the Plan, payment of each Retirement Benefit and Death Benefit shall be made to the applicable Participant or Beneficiary in the manner and at the time described in Articles IV and V of the Plan.

                                    ARTICLE X
                               GENERAL PROVISIONS

      10.1 RIGHTS UNSECURED. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company or its affiliates for payment of any Retirement Benefit or Death Benefit hereunder. The right of a Participant or Beneficiary to receive a Retirement Benefit or Death Benefit hereunder shall be an unsecured claim against the general assets of the Company or its affiliates, and neither the Participant nor a Beneficiary shall have any rights in or against any specific assets of the Company or its affiliates.

      10.2 NO GUARANTEE OF BENEFIT. Nothing contained in the Plan shall constitute a guaranty by the Company or any affiliate or any other person or entity that the assets of the Company or any affiliate will be sufficient to pay any Retirement Benefit or Death Benefit hereunder.

      10.3 NO ENLARGEMENT OF BENEFIT RIGHTS. No Participant or Beneficiary shall have any right to receive a distribution of a Retirement Benefit or Death Benefit under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company or any affiliate or to continue as a member of the Board.

      10.4 SPENDTHRIFT PROVISION. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

      10.5 APPLICABLE LAW. To the extent the laws of the United States do not apply, the Plan shall be construed and administered under the laws of the State of South Dakota, other than its laws respecting choice of law.

      10.6 INCAPACITY OF RECIPIENT. If any person entitled to a distribution under the Plan is deemed by the Administrator to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Administrator may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company, the Administrator and the Plan therefor.

      10.7 CORPORATE SUCCESSORS. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company, or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. If the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of
Article IX.

      10.8 UNCLAIMED BENEFIT. In the event that all, or any portion, of a Retirement Benefit or Death Benefit payable to a Participant or Beneficiary hereunder shall, at the expiration of five years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or Beneficiary, the amount of the Benefit so distributable shall be treated as a forfeiture and shall be retained by the Company as part of its general assets. In the event a Participant or Beneficiary is located subsequent to his Retirement Benefit or Death Benefit being forfeited, such Benefit shall be restored.

      10.9 LIMITATIONS ON LIABILITY. Notwithstanding any of the preceding provisions of the Plan, none of the Company, the Administrator or any individual acting as employee or agent of the Company or the Administrator shall be liable to any Participant, former Participant, Beneficiary or other person for any claim, loss, liability or expense incurred in connection with the Plan.

      IN WITNESS WHEREOF, Northwestern Corporation has caused this amendment and restatement of the Plan to be executed in its name, by its duly authorized officer, on this 1st day of July, 1999, effective as of the first day of July, 1999.

                                          NORTHWESTERN CORPORATION

                                          By:  /s/ Merle D. Lewis

SCHEDULE A

                            NORTHWESTERN CORPORATION
                        SUPPLEMENTAL INCOME SECURITY PLAN

                            Participant Contributions

This schedule is prepared to determine the portion of the cost of the Retirement Benefit and Death Benefit payable with respect to a Participant that will be deducted from the Participant's base salary for a maximum period of four years.

As the Participant moves to a higher Earnings Level, the cost of the Retirement Benefit and Death Benefit will increase accordingly.


               Earnings Level            Annual Amount
                                     Deducted Over 4 Years
                                       From Participant's
                                       Earnings At Time
                                    Of Next Earnings Review

=============================================================
   A.     Directors                         $-0-
   B.     Employees up to $39,999               1,500
   C.     $40,000 to $49,999                    2,000
   D.     $50,000 to $64,999                    2,750
   E.     $65,000 to $79,999                    3,500
   F.     $80,000 to $99,999                    4,500
   G.     $100.000 to $119,999                  5,500
   H.     $120,000 to $144,999                  6,750
   I.     $145,000 to $169,999                  8,000
   J.     $170,000 to $199,999                  9,500
   K.     $200,000 to $229,999                 11,000
   L.     $230,000 to $264,999                 12,750
   M.     $265,000 to $299,999                 14,500
   N.     $300,000 to $339,999                 16,500
   O.     $340,000 to $379,999                 18,500
   P.     $380,000 to $424,999                 20,750
   Q.     $425,000 to $469,999                 23,000
   R.     $470,000 to $519,999                 25,500
   S.     $520,000 to $569,999                 28,000
   T.     $570,000 to $624,999                 30,750

   U.     $625,000 to $679,999                 33,500
   V.     $680,000 to $739,999                 36,500
   W.     $740,000 to $799,999                 39,500
   X.     $800,000 to $864,999                 42,750
   Y.     $865,000 to $929,999                 46,000
   Z.     $930,000 and over                    49,500


SCHEDULE B

                            NORTHWESTERN CORPORATION
                        SUPPLEMENTAL INCOME SECURITY PLAN

                          Amount of Retirement Benefit


                Earnings Level          Monthly        Annual     Total of All
                                       Retirement    Retirement     Payments
                                        Benefit        Benefit
                                       Payable at    Payable for
                                       Retirement     15 Years
                                       Date for 15
                                         Years

================================================================================
   A.     Directors                          $1,056       $12,672      $190,080
   B.     Employees up to $39,999             1,584        19,008       285,120
   C.     $40,000 to $49,999                  1,848        22,176       332,640
   D.     $50,000 to $64,999                  2,112        25,344       380,160
   E.     $65,000 to $79,999                  2,640        31,680       475,200
   F.     $80,000 to $99,999                  3,168        38,016       570,240
   G.     $100,000 to $119,999                3,960        47,520       712,800
   H.     $120,000 to $144,999                4,752        57,024       855,360
   I.     $145,000 to $169,999                5,808        69,696     1,045,440
   J.     $170,000 to $199,999                6,864        82,368     1,235,520
   K.     $200,000 to $229,999                8,184        98,208     1,473,120
   L.     $230,000 to $264,999                9,504       114,048     1,710,720
   M.     $265,000 to $299,999               11,088       133,056     1,995,840
   N.     $300,000 to $339,999               12,672       152,064     2,280,960
   O.     $340,000 to $379,999               14,520       174,240     2,613,600
   P.     $380,000 to $424,999               16,368       196,416     2,946,240
   Q.     $425,000 to $469,999               18,480       221,760     3,326,400
   R.     $470,000 to $519,999               20,592       247,104     3,706,560
   S.     $520,000 to $569,999               22,968       275,616     4,134,240

   T.     $570,000 to $624,999               25,344       304,128     4,561,920
   U.     $625,000 to $679,999               27,984       335,808     5,037,120
   V.     $680,000 to $739,999               30,624       367,488     5,512,320
   W.     $740,000 to $799,999               33,528       402,336     6,035,040
   X.     $800,000 to $864,999               36,432       437,184     6,557,760
   Y.     $865,000 to $929,999               39,600       475,200     7,128,000
   Z.     $930,000 and over                  42,768       513,216     7,698,240


THIS SCHEDULE IS A GUIDELINE ONLY. THE ACTUAL RETIREMENT BENEFIT IS SET FORTH ON A PARTICIPANT'S CERTIFICATE OR OTHER RECORD ON FILE WITH THE COMPANY AT THE LATER OF THE PARTICIPANT'S ATTAINMENT OF AGE 65 OR RETIREMENT DATE.

                                   SCHEDULE C

                            NORTHWESTERN CORPORATION
                        SUPPLEMENTAL INCOME SECURITY PLAN

                            Amount of Death Benefit:


                Earnings Level       Monthly Death   Annual Death   Total of All
                                        Benefit         Benefit       Payments
                                      Payable To A   Payable To A
                                         Named          Named
                                      Beneficiary     Beneficiary
                                      For 15 Years   For 15 Years

================================================================================
   A.     Directors                          $2,112       $25,344      $380,160
   B.     Employees up to $39,999             3,168        38,016       570,240
   C.     $40,000 to $49,999                  3,696        44,352       665,280
   D.     $50,000 to $64,999                  4,224        50,688       760,320
   E.     $65,000 to $79,999                  5,280        63,360       950,400
   F.     $80,000 to $99,999                  6,336        76,032     1,140,480
   G.     $100,000 to $119,999                7,920        95,040     1,425,600
   H.     $120,000 to $144,999                9,504       114,048     1,710,720
   I.     $145,000 to $169,999               11,616       139,392     2,090,880
   J.     $170,000 to $199,999               13,728       164,736     2,471,040
   K.     $200,000 to $229,999               16,368       196,416     2,946,240
   L.     $230,000 to $264,999               19,008       228,096     3,421,440
   M.     $265,000 to $299,999               22,176       266,112     3,991,680
   N.     $300,000 to $339,999               25,344       304,128     4,561,920
   O.     $340,000 to $379,999               29,040       348,480     5,227,200
   P.     $380,000 to $424,999               32,736       392,832     5,892,480
   Q.     $425,000 to $469,999               36,960       443,520     6,652,800
   R.     $470,000 to $519,999               41,184       494,208     7,413,120
   S.     $520,000 to $569,999               45,936       551,232     8,268,480
   T.     $570,000 to $624,999               50,688       608,256     9,123,840
   U.     $625,000 to $679,999               55,968       671,616    10,074,240
   V.     $680,000 to $739,999               61,248       734,976    11,024,640
   W.     $740,000 to $799,999               67,056       804,672    12,070,080
   X.     $800,000 to $864,999               72,864       874,368    13,115,520
   Y.     $865,000 to $929,999               79,200       950,400    14,256,000

   Z.     $930,000 and over                  85,536     1,026,432    15,396,480




  THIS SCHEDULE IS A GUIDELINE ONLY. THE ACTUAL DEATH BENEFIT IS SET FORTH ON A
    PARTICIPANT'S CERTIFICATE OR OTHER RECORD ON FILE WITH THE COMPANY AT THE
                          PARTICIPANT'S DATE OF DEATH.